Morgan Stanley All Star Growth Fund
                     Item 77(o) 10f-3 Transactions
                    January 1, 2002 - June 30, 2002

Security   Date     Price    Shares  % of    Total       Purcha  Broker
           of       Of       Purcha  Assets  Issued      sed
           Purcha   Shares   sed                         By
           se                                            Fund
Alcon,     03/21/   $33.00   13,100  0.5360  $2,300,000  0.019%  Credit
Inc.       02                        %       ,000                Suisse
                                                                 First
                                                                 Boston,
                                                                 Lehman
                                                                 Brothers,
                                                                 UBS Warburg
Alcon,     03/20/   $33.00   10,900  0.44%   $2,301,750  0.016%  First
Inc.       02                                ,000                Boston
Carolina   01/31/   $28.00   6,800   0.366%  $980,000,0  0.019%  Salomon
Group      02                                00                  Smith
                                                                 Barney
Carolina   01/31/   $28.00   12,000  0.270%  $875,700,0  0.038%  UBS Warburg
Group      02                                00
Carolina   01/31/   $28.00   8,500   0.274%  $980,000,0  0.024%  Salomon
Group      02                                00                  Smith
                                                                 Barney
PETCO      02/21/   $19.00   7,900   0.140%  $275,000,0  0.005%  Merrill
Animal     02                                00                  Lynch
Supplies
Inc.
PETCO      02/21/   $19.00   2,500   0.059%  $275,500,0  0.017%  Merrill
Animal     2002                              00                  Lynch
Supplies
Inc.
Jetblue    04/11/   $27.00   300     0.160%  $158,490,0  0.001%  Raymond
Airways    02                                00                  James
Corp.
Premcor    04/29/   $24.00   2,100   0.042%  $432,000,0  0.012%  Bear
           02                                00                  Stearns
Premcor    04/29/   $24.00   500     0.010%  $432,000,0  0.0033
           02                                00          %
Sabre      04/04/   $44.50   3,000   0.10%   $364,900,0  0.0375  MONT
Holdings   2002                              00          0%
Corp.